CONSENT OF FRANK L. SASSETTI & CO.

The undersigned, Frank L. Sassetti & Co., Certified Public Accountants, hereby consents to the use of the audit reports for the years ended December 31, 2001, 2000 and 1999 and the unaudited review for the period ended March 31, 2002 for Bromwell Financial Fund, Limited Partnership and for the years ended December 31, 2001, 2000 and 1999 for Belmont Capital Management, Inc.

The undersigned hereby further consents to inclusion of our names and the other information under the section "Experts" in the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and the states to be selected by the General Partner.



                                          /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          6611 West North Avenue
                                          Oak Park, Illinois  60302

                                          (708) 386-1433
Date:  June 28, 2002